[Execution]

WELLS FARGO BANK, NATIONAL ASSOCIATION
12 East 49th Street
New York, New York 10017

September 30, 2011

C&D Technologies, Inc.
1400 Union Meeting Road
Blue Bell, Pennsylvania 19422
Attention: Ian J. Harvie

Re:     Consent to Merger of Borrower and Angel Acquisition Corp.

Ladies and Gentlemen:

C&D Technologies, Inc., a Delaware corporation (“Borrower”), C&D International Investment Holdings Inc., a Delaware corporation (“International”), C&D Charter Holdings, Inc., a Delaware corporation (“Charter”), C&D Energy Storage, LLC, a Delaware limited liability company (“Energy” and, together with International, Charter each individually, a “Guarantor” and collectively, “Guarantors”), the parties from time to time to the Loan Agreement (as hereinafter defined) as lenders (each individually, a “Lender” and collectively, “Lenders”), and Wells Fargo Bank, National Association, a national banking association and successor by merger to Wachovia Bank, National Association, in its capacity as agent for Lenders pursuant to the Loan Agreement (in such capacity, “Agent”) have entered into financing arrangements pursuant to which Lenders (or Agent on behalf of Lenders) has made and may make loans and advances and provide other financial accommodations to Borrower as set forth in the Loan and Security Agreement, dated April 9, 2010, by and among Agent, Lenders, Borrower and Guarantors (as heretofore amended and as may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), and the other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).  Unless otherwise defined herein, all terms used herein shall have the respective meanings given to them in the Loan Agreement.

Borrower has informed Agent that (a) it proposes to merge with and into Angel Acquisition Corp., a Delaware corporation (“Merger Sub”), with Borrower as the surviving corporation (the “Merger”) pursuant to an Agreement and Plan of Merger by and among Angel Holdings LLC, a Delaware limited liability company, Merger Sub and Borrower, substantially in the form of the draft dated September 30, 2011, which the Borrower has delivered to Agent (the “Merger Agreement”) and agreements, documents and instruments executed, delivered and/or filed in connection therewith or related thereto (together with the Merger Agreement, collectively, the “Merger Documents”) and (b) that an Event of Default exists under the Loan Agreement due to the occurrence of certain defaults under the Convertible Note Indentures.

Borrower and Guarantors have requested that Agent and Lenders consent to the Merger and waive such Event of Default, and Agent and Lenders are willing to provide such consent and such waiver, subject to the terms and conditions contained herein.

In consideration of the foregoing, and the agreements and covenants contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Borrower, Guarantors, Agent and Lenders hereby agree as follows:

1.      Consent.  Notwithstanding anything to the contrary contained in Section 9.7 or Section 9.12(a) of the Loan Agreement and subject to the terms and conditions set forth herein, Agent and Lenders hereby consent to the Merger in accordance with the terms of the Merger Agreement; provided, that, as of the effective time of the Merger, each of the following shall have occurred as determined by Agent in good faith:

(a)           Borrower, as the surviving corporation pursuant to the Merger, shall continue to be directly and primarily liable in all respects for the Obligations arising prior to, on and after the effective time of the Merger, without offset, defense or counterclaim of any kind, nature or description whatsoever;

(b)           Agent, on behalf of itself and Lenders, shall continue to have valid and perfected security interests, liens and rights in and to all of the Collateral owned and acquired by Borrower, as the surviving corporation of the Merger, and all such assets and properties constituting Collateral immediately prior to or on the effective date of the Merger shall be deemed included in the Collateral and such security interests, liens and rights and their perfection and priorities shall continue in all respects in full force and effect;

(c)           Agent shall have received, in form and substance satisfactory to Agent, (i) true, correct and complete photocopies of each of the final Merger Agreement and the other final Merger Documents, duly authorized, executed and delivered by the parties thereto, and (ii) evidence that the transactions contemplated by the Merger Documents have been consummated as set forth herein and, with respect to the Merger Documents, that the articles of merger with respect to the Merger shall have been duly filed with the Secretary of State of Delaware;

(d)           as of the date of and after giving effect to the waiver and consent set forth in this letter agreement , and after giving effect to the consummation of the Merger, no Default or Event of Default shall exist or have occurred and be continuing;

(e)           Borrower and Guarantors shall not enter into any amendment or modification to the Merger Agreement without the prior written consent of Agent, if such amendment or modification could reasonably be expected to have a Material Adverse Effect;

(f)           no court of competent jurisdiction shall have issued any injunction, restraining order or other order which prohibits the consummation of the Merger, or any part thereof, and no governmental action or proceeding shall have been threatened or commenced, seeking any injunction, restraining order or other order which seeks to void or otherwise modify the transactions described in the Merger Agreement;

(g)           the Merger and the transactions contemplated thereby shall have been consummated by no later than April 2, 2012; and

(h)           Agent shall have received, in form and substance satisfactory to Agent, as determined by Agent in good faith, an acknowledgment by Borrower, as the surviving corporation pursuant to the Merger, confirming, ratifying and assuming the Obligations and the Financing Agreements, and Borrower and Guarantors shall execute and deliver such other agreements, documents and instruments as Agent may request in good faith in connection therewith.

2.      Waiver of Event of Default.

(a)           Agent and Lenders hereby waive the Events  of Default arising under Section 10.1(i) of the Loan Agreement as a result of (i) the late payment of one or more semi-annual interest payments to the holders of the Convertible Notes that were not tendered in connection with the Exchange (the “Nonexchanged Notes”), which payments were made after the applicable due date for such payments and (ii) the failure to provide certain notices to the holders of the Nonexchanged Notes in connection with the Change of Control that occurred as a result of the Exchange (the “Specified Event of Default”).

(b)           Agent and Lenders have not waived, are not by this letter agreement waiving, and have no intention of waiving any Event of Default which may have occurred on or prior to the date hereof, whether or not continuing on the date hereof, or which may occur after the date hereof (whether the same or similar to the Specified Event of Default referred to above or otherwise), other than the Specified Event of Default specifically referred to above.  The foregoing waiver shall not be construed as a bar to or a waiver of any other or further Event of Default on any future occasion, whether similar in kind or otherwise and shall not constitute a waiver, express or implied, of any of the rights and remedies of Agent or Lenders arising under the terms of the Loan Agreement or any other Financing Agreements on any future occasion or otherwise.

3.      Additional Representations, Warranties and Covenants.  Borrower and each Guarantor, jointly and severally, represents, warrants and covenants with and to Agent and Lenders as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lenders to Borrower:

(a)           when executed and delivered, the Merger Agreement will have been duly authorized, executed and delivered by all necessary action on the part of Borrower and Guarantors and, if necessary, their respective stockholders and shall be in full force and effect as of the date hereof, as the case may be, and the agreements and obligations of Borrower and Guarantors contained herein and therein constitute, and when executed and delivered, will constitute legal, valid and binding obligations of Borrower and Guarantors enforceable against them in accordance with their terms;

(b)           neither the execution and delivery of the Merger Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance with the provisions hereof or thereof: (i) shall result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent or Lenders or otherwise permitted by the terms of the Loan Agreement; (ii) violates any Bulk Sales Act, Bulk Transfer Act or Article 6 of the UCC, if applicable, the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976, as amended, if applicable, or any Federal or State securities laws, any State corporate or limited liability company law, or any other law or regulation or any order or decree of any court or Governmental Authority in any material respect; (iii) does, or shall conflict with or result in the breach of, or constitute a default in any respect under any material mortgage, deed of trust, security agreement, agreement or instrument to which Borrower or any Guarantor is a party or may be bound, except to the extent such conflicts or defaults have been waived on or before the effective date of the Merger in accordance with the terms and conditions of  the Loan Agreement; or (iv) violates any provision of the Certificate of Incorporation or By-Laws of Borrower, or the organizational documents of any Guarantor;

(c)           upon the effectiveness of the Merger, (i) the Merger will become effective in accordance with the terms of each of the applicable Merger Documents and the terms of the laws of the State of Delaware, and (ii) Borrower will be and will continue to be and shall be the surviving corporation of the Merger;

(d)           all actions and proceedings required by the Merger Documents, applicable law and regulation, have been or shall be taken prior to or simultaneously with the effectiveness of the Merger or the transactions contemplated by the Merger Agreement and all transactions required thereunder have been and shall be, or will be duly and validly consummated;

(e)           after giving effect to the Merger and the waiver and consent set forth in this letter agreement, no Default or Event of Default exists or has occurred as of the date of this letter agreement; and

(f)           promptly upon receipt by Borrower, it shall deliver to Agent the certificate of merger with respect to the Merger, certified by the Secretary of State of the State of Delaware.

4.      Conditions Precedent.  This letter agreement shall be effective as of the date hereof upon the satisfaction of each of the following conditions precedent, in a manner satisfactory to Agent:

(a)           Agent shall have received a copy of this letter agreement by facsimile or electronic mail (with the originals to be delivered to Agent or its counsel by no later than five (5) Business Days after the date hereof), duly authorized, executed and delivered by Borrower, Guarantors and Majority Term Loan Lenders; and

(b)           as of the date of this letter agreement and after giving effect to the waiver and consent set forth herein, no Default or Event of Default shall exist or have occurred and be continuing.

5.      Effect of this Agreement; Entire Agreement.  Except as modified pursuant hereto, no other changes, consents or modifications to the Financing Agreements are intended or implied, and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof.  This letter agreement and any instruments or documents delivered or to be delivered in connection herewith, represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written.  To the extent of conflict between the terms of this letter agreement and the other Financing Agreements, the terms of this letter agreement shall control.  The Loan Agreement and this letter agreement shall be read and construed as one agreement.

6.      Further Assurances.  The parties hereto shall execute and deliver such additional documents and take such additional action as may be reasonably necessary or desirable to effectuate the provisions and purposes of this letter agreement.

7.      Governing Law.  The validity, interpretation and enforcement of this letter agreement and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflict of laws or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

8.      Binding Effect.  This letter agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

9.      Headings.  The headings listed herein are for convenience only and do not constitute matters to be construed in interpreting this letter agreement.

10.      Counterparts.  This letter agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this letter agreement by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this letter agreement.  Any party delivering an executed counterpart of this letter agreement by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this letter agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this letter agreement to be executed on the day and year first written.

AGENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:	/s/ Thomas A Martin
Name: Thomas A Martin
Title: Vice President

SILVER OAK CAPITAL, L.L.C., as Term Loan Lender

By:	/s/ Thomas M. Fuller
Name: Thomas M. Fuller
Title: Authorized Signatory

[SIGNATURES CONTINUE ON NEXT PAGE]

Consent to Merger of Borrower/Angel Acquisition Corp.

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

BORROWER

C&D TECHNOLOGIES, INC.

By:	/s/ Ian Harvie
Name: Ian Harvie
Title: Senior Vice President & CFO

GUARANTORS

C&D INTERNATIONAL INVESTMENT
HOLDINGS INC.

By:	/s/ Ian Harvie
Name: Ian Harvie
Title: Director

C&D CHARTER HOLDINGS, INC.

By:	/s/ Ian Harvie
Name: Ian Harvie
Title: Director

C&D ENERGY STORAGE, LLC

By:	/s/ Ian Harvie
Name: Ian Harvie
Title: Director

Consent to Merger of Borrower/Angel Acquisition Corp.